SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 13, 2011
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

161 Sixth Avenue, New York, New York	10013

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (212) 539-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On June 13, 2011, Harris Interactive Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”). The Notice has no effect on the listing of the Company’s common stock at this time.
The Notice also stated that, pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until December 12, 2011, to regain compliance with the Minimum Bid Price Rule. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of 10 consecutive trading days prior to that date.
If compliance with the Minimum Bid Price Rule cannot be demonstrated by December 12, 2011, Nasdaq will provide written notification to the Company that the Company’s common stock is subject to delisting. At that time, the Company may either appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel (a “Nasdaq Panel”) or apply to transfer its common stock to The Nasdaq Capital Market, provided that the Company meets the initial listing criteria, with the exception of bid price, as set forth in Nasdaq Marketplace Rule 5505. If the Company was to elect to apply for such transfer, and if it meets the other initial listing criteria and its application is approved, the Company will be notified that it has been granted an additional 180 calendar days in which to regain compliance with the Minimum Bid Price Rule while on The Nasdaq Capital Market. If the Company’s application is not approved, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal the delisting determination to a Nasdaq Panel.
The Company intends to actively monitor the bid price for its common stock between now and December 12, 2011, and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Rule.
Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2011, the Company appointed Eric W. Narowski, Senior Vice President, Principal Accounting Officer and Global Controller, as Interim Chief Financial Officer. He succeeds Pavan Bhalla, who has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since October 2010. Mr. Bhalla’s departure is not based on any disagreement with the Company’s accounting principles or practices, or financial statement disclosures.
Information concerning Mr. Narowski’s age and business experience is set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2010, and is incorporated by reference herein. A brief description of the material terms of Mr. Narowski’s employment with the Company is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 13, 2010, and is incorporated by reference herein. In recognition of his additional responsibilities, the Compensation Committee of the Board of the Directors of the Company approved the following material modifications to Mr. Narowski’s compensatory arrangement with the Company, effective June 13, 2011:
•	In addition to his annual base salary, Mr. Narowski will receive a monthly bonus of $3,500, payable in bi-weekly installments, during the period he serves as the Company’s Interim Chief Financial Officer.

•	Except in connection with a change in control of the Company, in which case his 2007 change in control agreement with the Company will govern the payment of severance, if the Company terminates Mr. Narowski’s employment without “cause”, he will be entitled to severance payments equal to six months of his base salary, payable in periodic installments in accordance with the Company’s regular payroll practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Marc H. Levin
	Name:	Marc H. Levin
	Title:	Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: June 15, 2011